SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2008

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On April 16, 2008, C. R. Bard, Inc. (the “Company”) held its 2008 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders approved the amendment and restatement of the 2003 Long Term Incentive Plan of C. R. Bard, Inc. (the “Incentive Plan”) to increase the number of shares of common stock authorized to be issued under the Incentive Plan by 2,225,000 shares for a total of 14,725,000 authorized shares under the Incentive Plan. The Board of Directors of the Company previously approved the amendment and restatement of the Incentive Plan on February 13, 2008. The purpose of the Incentive Plan is to provide a variety of long term incentive awards to attract and retain qualified employees.

The material features of the Incentive Plan described above are described in the Company’s definitive Proxy Statement for the Annual Meeting, which description is filed herewith as Exhibit 99.1 and incorporated herein by reference. The above description of the Incentive Plan, as amended and restated, is qualified in its entirety by reference to the copy of such plan filed herewith as Exhibit 10br and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10br	2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated), filed as Exhibit A of the definitive Proxy Statement of the Company on Schedule 14A filed on March 14, 2008, is incorporated herein by reference.

Exhibit 99.1	The section entitled “Proposal No. 2 – Approval of the 2003 Long Term Incentive Plan of C. R. Bard, Inc., as amended and restated” of the definitive Proxy Statement of the Company on Schedule 14A filed on March 14, 2008, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By:	/s/ Todd C. Schermerhorn
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and
Chief Financial Officer

April 17, 2008

INDEX TO EXHIBITS

Exhibit 10br	2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated), filed as Exhibit A of the definitive Proxy Statement of the Company on Schedule 14A filed on March 14, 2008, is incorporated herein by reference.

Exhibit 99.1

The section entitled “Proposal No. 2 – Approval of the 2003 Long Term Incentive Plan of C. R. Bard, Inc., as amended and restated” of the definitive Proxy Statement of the Company on Schedule 14A filed on March 14, 2008, is incorporated herein by reference.